
<ARTICLE> 5

<MULTIPLIER>                                 1,000,000
<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                          $1,866
<SECURITIES>                                    69,550<F1>
<RECEIVABLES>                                   17,215<F2>
<ALLOWANCES>                                         0<F3>
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                                 114,475
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                         13,613<F4>
<PREFERRED-MANDATORY>                              168
<PREFERRED>                                        800
<COMMON>                                             4
<OTHER-SE>                                      10,906<F5>
<TOTAL-LIABILITY-AND-EQUITY>                   114,475
<SALES>                                              0<F3>
<TOTAL-REVENUES>                                16,583
<CGS>                                                0<F3>
<TOTAL-COSTS>                                   14,042
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                                   171<F6>
<INTEREST-EXPENSE>                               1,956<F6>
<INCOME-PRETAX>                                  2,521
<INCOME-TAX>                                       893
<INCOME-CONTINUING>                              1,628
<DISCONTINUED>                                     206<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                     1,834
<EPS-PRIMARY>                                     5.51
<EPS-DILUTED>                                        0<F3>

<F1>Includes the following items from the financial statements: total investments $40,965; securities borrowed or purchased under agreements to resell $19,601; and trading securities owned, at market value $8,984.
<F2>Includes the following items from the financial statements: brokerage receivables $6,559; net consumer finance receivables $7,092; and other receivables $3,564.
<F3>Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>Includes the following items from the financial statements: investment banking and brokerage borrowings $2,955; short-term borrowings $1,468; and long-term debt $9,190.
<F5>Includes the following items from the financial statements: additional paid-in capital $6,785; retained earnings $5,503; treasury stock $(1,835); and unrealized gain (loss) on investment securities and other, $453.
<F6>Included in total costs and expenses applicable to sales and revenues.

